
         PROMISSORY NOTE
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Principal      LOAN DATE    MATURITY      LOAN NO    CALL    COLLATERAL   ACCOUNT  OFFICER DDC  INITIALS
$355,000.00    10-20-1998   01-18-1999    500013             AL                                 IS
0
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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

BORROWER:      CHRISTOPHER T. DAHL (SSN: ###-##-####
               RICHARD W. PERKINS (SSN: ###-##-####
               CHILDREN'S BROADCASTING CORP.,
               724 FIRST STREET NORTH
               MINNEAPOLIS, MN 55401

LENDER:        KEY COMMUNITY BANK
               5684 BISHOP AVE., SUITE 100
               INVER GROVE HEIGHTS, MN 55076

PRINCIPAL AMOUNT: $355,000.00   INITIAL RATE: 10.000%   DATE OF NOTE: OCTOBER
20, 1998
PROMISE TO PAY.  I PROMISE TO PAY TO KEY COMMUNITY BANK ("LENDER"), OR
ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF THREE HUNDRED FIFTY FIVE THOUSAND & 00/100 DOLLARS ($355,000.00), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM OCTOBER 20, 1998, UNTIL PAID IN FULL.

PAYMENT. I WILL PAY THIS LOAN ON DEMAND, OR IF NO DEMAND, IN ONE PRINCIPAL PAYMENT OF $355,000.00 PLUS INTEREST ON JANUARY 18, 1999. THIS PAYMENT DUE JANUARY 18, 1999, WILL BE FOR ALL PRINCIPAL AND ACCRUED INTEREST NOT YET PAID. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ration of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. I will pay Lender at Lender's address shown above or at such other place as Lender may require in writing. Unless otherwise agreed or required by law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change form time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its Loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to me. Lender will tell me the current Index rate upon my request. I understand that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INDEX CURRENTLY IS 8.000% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF 2.000 PERCENTAGE POINTS OVER THE INDEX, RESULTING IN AN INITIAL RATE OF 10.000% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. I agree that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be refunded to me upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, I understand that Lender is entitled to a MINIMUM INTEREST CHARGE OF $10.00. Other than my obligation to pay any minimum interest charge, I may pay without penalty all or a portion of the amount owed earlier than it is due. If I do make any payments before they are due, I understand that unless Lender agrees otherwise in writing, I will still have to continue to make my regular payments under the payment schedule. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, I will be charges 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

DEFAULT. I will be in default if any of the following happens: (a) I fail to make any payment when due. (b) I break any promise I have made to Lender, or I fail to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan I have with Lender. (c) Any representation or statement made or furnished to Lender by me or on my behalf is false or misleading in any material respect either now or at the time made or furnished.
(d) I die or become insolvent, a receiver is appointed for any part of my property, I make an assignment for the benefit of creditors, or any lawsuit or process is started either by me or against me under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of my property on or in which Lender has a lien or security interest. This includes a garnishment of any of my accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in my financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. If I am in default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then I will pay that amount. Lender may hire or pay someone else to help collect this Note if I do not pay. I also will pay Lender that amount. This includes, subject to any limits under law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by law, I also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF MINNESOTA. IF THERE IS A LAWSUIT, I AGREE UPON LENDER'S REQUEST TO APPEAR IN THE COURTS OF DAKOTA COUNTY, THE STATE OF MINNESOTA. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA.

UNPAID CHECK FEE. I will pay a fee to Lender of $20.00 if I make a payment on my loan and the check or other payment order with which I pay is later returned unpaid for any reason, such as lack of funds or a closed account.

RIGHT OF SETOFF. I grant to Lender a contractual security interest in, and hereby assign, convey, deliver, pledge, and transfer to Lender all my right, title and interest in and to, my accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts I may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. I authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

GENERAL PROVISIONS.   This Note is payable on demand.  The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or give up any of its rights or remedies under this Note without losing them. I and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor.
Upon any change in the terms of this Note, and unless agreed to differently and stated in writing, no party who signs this Note, whether as a borrower, a cosigner, a guarantor or as some other type of signer, shall be released from liability. All signers of this Note agree that whether as a borrower, a cosigner, a guarantor or as some other type of signer, shall be released from liability. All signers of this Note agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take nay other action deemed necessary by Lender without the consent of or notice to anyone. All signers of this Note also agree that

Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. This means that the words "I", "me", and "my" mean each and all of the persons signing below.

SECTION DISCLOSURE.  This loan is made under Minnesota Statutes, Section 334.01.

PRIOR TO SIGNING THIS NOTE, I, AND EACH OF US, READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS AND THE NOTICE TO CONSIGNER SET FORTH BELOW. I, AND EACH OF US, AGREE TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.
BORROWER:

X                                          X
  -----------------------------------        ---------------------------------
  CHRISTOPHER T. DAHL                        RICHARD W. PERKINS

                                  NOTICE TO COSIGNER

YOU ARE BEING ASKED TO GUARANTEE THIS DEBT. THINK CAREFULLY BEFORE YOU DO. IF THE BORROWER DOESN'T PAY THE DEBT, YOU WILL HAVE TO. BE SURE YOU CAN AFFORD TO PAY IF YOU HAVE TO, AND THAT YOU WANT TO ACCEPT THIS RESPONSIBILITY.

YOU MAY HAVE TO PAY UP TO THE FULL AMOUNT OF THE DEBT IF THE BORROWER DOES NOT PAY. YOU MAY ALSO HAVE TO PAY LATE FEES OR COLLECTION COSTS, WHICH INCREASE THIS AMOUNT.

THE LENDER CAN COLLECT THIS DEBT FROM YOU WITHOUT FIRST TRYING TO COLLECT FROM THE BORROWER. THE LENDER CAN USE THE SAME COLLECTION METHODS AGAINST YOU THAT CAN BE USED AGAINST THE BORROWER, SUCH AS SUING YOU, GARNISHING YOUR WAGES, ETC. IF THIS DEBT IS EVER IN DEFAULT, THAT FACT MAY BECOME A PART OF YOUR CREDIT RECORD.

THIS NOTICE IS NOT THE CONTRACT THAT MAKES YOU LIABLE FOR THE DEBT.

Variable Rate.  Single Pay.  LASER PRO, Reg U.S. Pat. & T.M. Off., Ver. 3.26a
(c) 1998 CFI ProServices, Inc.  All rights reserved. [MN-D20 F3.26 8PERKINS.LN]


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